UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2019

Date of Report

(Date of earliest event reported)

APPLife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-227878	82-4868628
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California St.

Suite 4925

San Francisco, CA 94194

Phone: (415) 659-1564

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2019, Don Savant, Tracy Gray, and Sid Ganis were elected as members of the Company’s Board of Directors.

Don Savant, 57, was the President of Global Sales IMAX Corp. for three years starting in January 2016. Savant was a Managing Director at Asia Pacific IMAX Corp. for fifteen years before becoming President of Sales, Development and Film Distribution for IMAX China for four years starting in June 2011.

Tracy Gray, 56, is a former Systems Engineer on the Space Shuttle program. Gray also worked in the Office of the Mayor of Los Angeles and was a Managing Director of The 22 Fund. Gray has been a member of the Board of Directors of Exergy Systems and Isidore Recycling which was acquired by Homeboy Recycling.

Sid Ganis, 79, is the founder of Out of the Blue Entertainment and former President of Paramount Pictures. Ganis was Chairman of Columbia Tristar and President of the Academy of Motion Picture Arts and Sciences. Ganis is currently a member of the Board of Directors of Academy of Motion Picture Arts and Sciences and Immersion Corp IMMR. Ganis has previously been a member of the Board of Directors of Marvel Entertainments and The Void.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2019

APPLIFE DIGITAL SOLUTIONS, INC.

/s/ Matthew Reid

Matthew Reid

Principal Executive Officer